UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

DEMANDWARE, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (888) 553-9216

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Demandware, Inc. (the “Company”) has been informed by the preliminary insolvency administrator of neckermann.de GmbH (“Neckermann”) that Neckermann will cease its operations on September 30, 2012 and will commence final insolvency proceedings on October 1, 2012. As a result, on September 27, 2012, the Company notified Neckermann that it is terminating the Master Subscription Agreement (the “Agreement”), dated June 2, 2008, by and between the Company and Neckermann, as amended, pursuant to the terms of the Agreement. The Agreement will terminate on September 30, 2012.

In accordance with the agreement that the Company reached with the preliminary insolvency administrator, that Company was paid in full for its services to Neckermann from the date of the preliminary insolvency filing through September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: September 27, 2012	By:	/s/ Sheila M. Flaherty
Sheila M. Flaherty Senior Vice President and General Counsel